UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2019

ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)
763-226-2701
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On March 15, 2019, Advanced BioEnergy, LLC, a Delaware limited liability company, (“ABE”) requested that AgStockTrade.com (‘‘AgStock’’), an internet-based alternative trading system, remove ABE units from AgStock’s listing and trading system.  ABE began voluntarily listing its units on AgStock in June, 2015.

On February 26, 2019, ABE, which produces ethanol and coproducts at two production facilities located in Huron and Aberdeen, South Dakota, announced that it had begun exploring strategic alternatives for its business operations, including the possibility of the sale of one or both of its ethanol plants, and had retained Ascendant Partners, Inc. to advise it on this process.  That process is continuing.

In light of the uncertainty whether there will be a transaction for one or both of its plants and the valuation of any transaction that may occur, ABE believes it is in the best interest of its unit holders to delist its units from the AgStock listing and trading system at the current time.

The Company intends to re-examine this matter in the future as more information regarding the Company’s future direction is known.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:  /s/ Richard R. Peterson

       Richard R. Peterson
       President, Chief Executive Officer and

       Chief Financial Officer

Date:   March 18, 2019